Exhibit 21

Tupperware Brands Corporation

Active Subsidiaries

As of March 9, 2006

The following subsidiaries are wholly-owned by the registrant or another subsidiary of the Registrant (degree of remoteness from the registrant is shown by indentations), except in the case of certain subsidiaries as to which the percentage ownership of voting is stated in parenthesis.

Dart Industries Inc.

Deerfield Land Corporation

NM Holdings (New Zealand)

Nutrimetics International (NZ) Ltd. (New Zealand

NuMet Holdings Pty. Ltd. (Australia)

Nutrimetics International (Australia) Pty Ltd

NM Operations Pty. Ltd. (Australia)

CH Laboratories Pty Ltd (Australia)

Cosmetic Manufacturers (Malaysia) Pty. Ltd. (Australia)

Nutri-metics Worldwide (M) Sdn. Bhd. (Malaysia)

Nuvo Cosmeticos S.A. (Uruguay)

Tupperware Turkey, Inc.

Dart Far East Sdn. Bhd.

Dart de Venezuela, C.A.

Dart do Brasil Industria e Comercio Ltda.

Daypar Participacoes Ltda

Academia de Negocios S/C Ltda.

Tupperware Espana, S.A.

Tupperware, Industria Lusitana de Artigos Domesticos, Limitada

Tupperware (Portugal) Artigos Domesticos, Lda.

Tupperware Articulos Domesticos, S.L.

Tupperware Del Ecuador Cia. Ltda.

Dart Industries Hong Kong Limited

Dart Industries (New Zealand) Limited

Tupperware New Zealand Staff Superannuation Plan

Dart, S.A. de C.V.

Dartco Manufacturing Inc.

Premiere Products, Inc.

Premiere Korea Ltd.

Tupperware Singapore Pte. Ltd.

Newco Logistica e Participacoes Ltda.

Distribuidora Comercial Paulista de Plasticos Ltda.

Centro de Distribuicao Mineira de Produtos de Plastico Ltda.

Centro de Distribuicao RS Ltda.

Distribuidora Esplanada de Produtos Plasticos Ltda

Corcovado-Plast Distribuidora de Artigos Domesticos Ltda.

Distribuidora Baiana de Produtos Plasticos Ltda

Uniao Norte Distribuidora de Produtos Plasticos Ltda

Eixo Sul Brasileiro de Artigos Domesticos Ltda.

Centro Oeste Distribuidora de Produtos Plasticos Ltda.

Distribuidora Comercial Nordeste de Produtos Plasticos Ltda.

Premiere Manufacturing, Inc.

Tupperware U.S., Inc.

Tupperware Distributors, Inc.

Tupperware Factors Inc.

Tupperware.com, Inc.

Tupperware Canada Inc.

Tupperware Iberica S.A.

Tupperware (Thailand) Limited

Tupperware Uruguay S.A.

Tupperware U.K. Holdings, Inc.

The Tupperware Foundation

Auburn River Realty Company

Tupperware Products, Inc.

Tupperware de El Salvador, S.A. de C.V.

Dart Holdings, S. de R.L.

Tupperware Honduras, S. de R.L.

Tupperware de Costa Rica, S.A.

Tupperware de Guatemala, S.A.

Tupperware International Holdings Corporation

Tupperware International Holdings BV

Control International Investments (ConSecFin)

Nutrimetics International (UK) Limited

Fuller Brands BV

Nutri-metics International (Greece) A.E.

Nutrimetics France Holdings SNC

Nutrimetics	France SNC

Vlijmense Belegging-Maatschappij BV (Netherlands)

Sara/Lee DE Holdings SA Pty. Ltd (South Africa)

Avroy Shlain Cosmetics (Pty) Ltd.

Avroy Shlain Cosmetics (Namibia) (Pty) Ltd.

Avroy Shlain Cosmetics (Botswana) (Pty) Ltd.

Swissgarde (Proprietary) Ltd. (South Africa)

Swissgarde (Zambia) (Proprietary) Ltd

Swissgarde (Kenya) Ltd.

Swissgarde (Uganda) Ltd.

Swissgarde (Namibia) (Proprietary) Ltd.

Swissgarde (Tanzania) Ltd

Swissgarde Lesotho (Pty) Ltd.

Nuage Cosmetics (Botswana) (Proprietary) Ltd.

Nuage Cosmetics (Proprietary) Ltd. (Swaziland)

Nutri-Metics International (Thailand) Ltd.

Nutri-Metics International (Brunei) Sdn. Bhd

Japan Newco

NaturCare Japan KK

Tupperware Polska Sp.z.o.o

Dart Argentina S.A.

TWP S.A.

Tupperware Hellas S.A.I.C.

Tupperware Israel Ltd.

Tupperware Belgium N.V.

Tupperware France S.A.

Tupperware Deutschland GmbH

Tupperware Services GmbH

Tupperware, Ltd.

Tupperware Osterreich G.m.b.H.

Tupperware Asia Pacific Holdings Private Limited

Tupperware India Private Limited

Tupperware China, LLC

Tupperware (China) Company Limited

Dart (Philippines), Inc.

HOF Newco Philippines

Tupperware Realty Corporation

Tupperware Philippines, Inc.

Tupperware Southern Africa (Proprietary) Limited

Tupperware Italia S.p.A.

Tupperware (Suisse) SA

Tupperware Products S.A.

Tupperware General Services N.V.

Japan Tupperware Co., Ltd.

Tupperware Australia Pty. Ltd.

Tupperware Trading Ltd.

Tupperware Czech Republic, spol. s.r.o.

Tupperware d.o.o.

NaturCare Holding YK

Tupperware United Kingdom & Ireland Limited

Tupperware Nordic A/S

Tupperware Bulgaria EOOD

Tupperware Luxembourg S.ar.l.

Tupperware Slovakia s.r.o.

Tupperware Morocco

Tupperware Assets Management Sarl

Diecraft Australia Pty. Ltd.

Tupperware Egypt Ltd

Tupperware Southern Europe,Africa and Middle East, S.L.

Tupperware Global Center SARL

Tupperware International Capital Limited

Tupperware Panama, S.A.

Dart Manufacturing India Pvt. Ltd.

PT Tupperware Indonesia

Premiere Products Mexico, S. de R.L.

Sara Lee Mexicana Holdings S de RL de CV

House of Fuller Argentina SA (Argentina)

Sara Lee Mexicana, SA de CV

BBVA Bancomer Trust

Servicios Administrativos Sara Lee S de RL de CV

House of Fuller Holdings S de RL de CV

(Mexico)

Confecciones Champion S de RL de CV

Probmex Consultoria, S de RL de CV

House of Fuller S de RL de CV (Mexico)

Probemex SA de CV

Immobiliaria Meck-Mex SA de CV

Fuller Cosmetics SA de CV

BeautiControl Mexico, S. de R.L.

Tupperware Finance Holding Company B.V.

Tupperware Finance Company B. V.

Tupperware Holdings Corporation

International Investor, Inc.

Latin America Investments, Inc.

Tupperware Childrens Foundation

Tupperware Home Parties Corporation

Tupperware Export Sales, Ltd.

Tupperware Services, Inc.

Tupperware Holdings Ltd.

BeautiControl, Inc.

BC International Cosmetic & Image Services, Inc.

BeautiControl Canada, Ltd

BeautiControl International Services, Inc.

Eventus International, Inc.

JLH Properties, Inc.

BeautiControl Cosmeticos do Brasil Ltda.

Tupperware Subsidiary Holdings, Inc. (DE)

Direct Selling Business of SL Vendeta Directa do Brasil Ltda

All subsidiaries listed above are included in the consolidated financial statements of the Registrant as consolidated subsidiaries, except for subsidiaries owned 50% or less.